Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

To Tender Ordinary Shares

(together with the associated preferred share purchase rights)

of

ASPEN INSURANCE HOLDINGS LIMITED

for

0.9197 Endurance Specialty Holdings Ltd. Ordinary Shares

or

$49.50 in Cash

or

a Combination of 0.5518 Endurance Specialty Holdings Ltd.

Ordinary Shares and $19.80 in Cash,

subject to the proration procedures described in the Prospectus/Offer to Exchange dated June 9, 2014 and the related Letter of Election and Transmittal,

by

ENDURANCE SPECIALTY HOLDINGS LTD.

Pursuant to the Prospectus/Offer to Exchange dated June 9, 2014

(Not to be used for Signature Guarantees)

THE EXCHANGE OFFER AND THE WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., EASTERN TIME, ON FRIDAY, AUGUST 29, 2014, UNLESS EXTENDED. SHARES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER.

The Exchange Agent for the Exchange Offer is:

By Mail:	By Overnight Courier:

Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	Computershare Trust Company, N.A. c/o Voluntary Corporate Actions Suite V 250 Royall Street Canton, MA 02021

By Facsimile:

(For Eligible Institutions Only)

617-360-6810

Confirm Facsimile Transmission:

781-575-2332

This Notice of Guaranteed Delivery, or a form substantially equivalent to this form, must be used by shareholders of Aspen Insurance Holdings Limited, a Bermuda exempted company (“Aspen”), desiring to tender ordinary shares, par value 0.15144558¢ per share (together with the associated preferred share purchase rights, the “Aspen common shares”), of Aspen pursuant to the Exchange Offer (as defined herein) if certificates evidencing Aspen common shares are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach Computershare Trust Company, N.A. (the “Exchange Agent”) on or prior to the expiration time of the Exchange Offer. To tender Aspen common shares, this Notice of Guaranteed Delivery must be delivered to the Exchange Agent at one of its addresses set forth above and must include a signature guarantee by a financial institution that is a member of a recognized Medallion Program approved by The Securities Transfer Association, Inc. or any other “Eligible Guarantor Institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended) (each, an “Eligible Institution”), in the form set forth herein. Please see the section of the Prospectus/Offer to Exchange titled “The Exchange Offer—Procedure for Tendering.”

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION TO A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY TO THE EXCHANGE AGENT.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF ELECTION AND TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF ELECTION AND TRANSMITTAL.

THE ELIGIBLE INSTITUTION THAT COMPLETES THIS FORM MUST COMMUNICATE THE GUARANTEE TO THE EXCHANGE AGENT AND MUST DELIVER THE LETTER OF ELECTION AND TRANSMITTAL AND CERTIFICATES FOR ASPEN COMMON SHARES TO THE EXCHANGE AGENT WITHIN THE TIME PERIOD SHOWN HEREIN. FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO SUCH ELIGIBLE INSTITUTION.

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Ladies and Gentlemen:

The undersigned hereby tenders to Endurance Specialty Holdings Ltd., a Bermuda exempted company (“Endurance”), upon the terms and subject to the conditions set forth in the Prospectus/Offer to Exchange and the related Letter of Election and Transmittal, each dated June 9, 2014 (such terms and conditions, as they may be amended, supplemented or modified from time to time, constitute the “Exchange Offer”), receipt of which is hereby acknowledged, the number of ordinary shares, par value 0.15144558¢ per share (together with the associated preferred share purchase rights, “Aspen common shares”), of Aspen Insurance Holdings Limited, a Bermuda exempted company (“Aspen”), set forth below, pursuant to the guaranteed delivery procedure set forth in the section of the Prospectus/Offer to Exchange titled “The Exchange Offer—Procedure for Tendering.” Such tenders are subject to the elections specified below under the heading “Exchange Offer Election,” or, if no election is specified, will be deemed tendered with no election. See the section of the Prospectus/Offer to Exchange titled “The Exchange Offer—Elections and Proration—Consequences of Tendering with No Election.”

Number of Shares:

Certificate Numbers (If Available):

Name of Tendering Institution:

Name(s) of Record Holders:

Taxpayer Identification or Social Security Number:

Check this box if shares will be delivered by book-entry transfer: ☐

Account Number:

Address(es):
(Address)

(Zip Code)

Area Code and Telephone Number(s):

Dated:

Signature(s) of Holder(s)):

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EXCHANGE OFFER ELECTION

This section must be completed if you desire to elect the type of consideration to be received in exchange for the Aspen common shares being tendered hereby. Please note that, as described in the Prospectus/Offer to Exchange, both the Cash Election and the Stock Election, as defined below, are subject to proration and adjustment procedures to ensure that the total amount of cash paid and the total number of Endurance common shares, as defined below, exchanged in the Exchange Offer will be equal to the total amount of cash and number of Endurance common shares that would have been exchanged if all of the Aspen shareholders tendering into the Exchange Offer had made a Cash/Stock Election, as defined below. See “The Exchange Offer—Elections and Proration” in the Prospectus/Offer to Exchange for a detailed description of the proration procedure. If you do not properly make an election, you will be deemed to have tendered without an election, and the tendered Aspen common shares will be treated as if a Cash/Stock Election had been made with respect to such shares, as described in the section of the Prospectus/Offer to Exchange titled “The Exchange Offer—Elections and Proration—Consequences of Tendering with No Election.”

The undersigned elects to receive the consideration indicated below. The undersigned acknowledges that failure to properly make an election will result in the undersigned being deemed to have made no election. See “The Exchange Offer—Elections and Proration—Consequences of Tendering with No Election” in the Prospectus/Offer to Exchange.

                    NUMBER OF SHARES TENDERED FOR 0.9197 ORDINARY SHARES, PAR VALUE $1.00 PER SHARE, OF ENDURANCE (“ENDURANCE COMMON SHARES”), SUBJECT TO PRORATION AND THE PAYMENT OF CASH IN RESPECT OF FRACTIONAL ENDURANCE COMMON SHARES (A “STOCK ELECTION”).

                    NUMBER OF SHARES TENDERED FOR $49.50 IN CASH, LESS APPLICABLE WITHHOLDING TAXES AND WITHOUT INTEREST, SUBJECT TO PRORATION AND THE PAYMENT OF CASH IN RESPECT OF FRACTIONAL ENDURANCE COMMON SHARES (A “CASH ELECTION”).

                    NUMBER OF SHARES TENDERED FOR A COMBINATION OF 0.5518 ENDURANCE COMMON SHARES AND $19.80 IN CASH, LESS APPLICABLE WITHHOLDING TAXES AND WITHOUT INTEREST, SUBJECT TO THE PAYMENT OF CASH IN RESPECT OF FRACTIONAL ENDURANCE COMMON SHARES (A “CASH/STOCK ELECTION”).

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THE GUARANTEE BELOW MUST BE COMPLETED.

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a member of the Securities Transfer Agents Medallion Program or an “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, guarantees to deliver to the Exchange Agent the Aspen common shares tendered hereby, in proper form for transfer, or a book-entry confirmation, together with a properly completed and duly executed Letter of Election and Transmittal (or a manually signed facsimile thereof) with the required signature guarantees and certificates for the Aspen common shares, or an Agent’s Message (as defined in the Prospectus/Offer to Exchange) in the case of book-entry delivery, and any other required documents within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery. A “trading day” is any day on which the New York Stock Exchange is open for business.

The Eligible Institution that completes this form must communicate the guarantee to Computershare Trust Company, N.A. (the “Exchange Agent”) and must deliver the Letter of Election and Transmittal and certificates for Aspen common shares to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm	Authorized Signature

Address	Title

Name:
Zip Code	(Please Type or Print)

Area Code and Tel. No.	Dated:

DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE.

SHARE CERTIFICATES SHOULD BE SENT ONLY WITH YOUR

LETTER OF ELECTION AND TRANSMITTAL.

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